Exhibit 99.1

	RE:	MHI Hospitality Corporation 410 West Francis Street Williamsburg, Virginia 23185 757.229.5648 TRADED: NASDAQ: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:		AT FINANCIAL RELATIONS BOARD:
William J. Zaiser		Vicki Baker
Chief Financial Officer		General Information
301.220.5400		703.796.1798

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS FOR

FIRST QUARTER 2011

Williamsburg, VA – May 3, 2011 – MHI Hospitality Corporation (NASDAQ: MDH) (the “Company”), a self-managed and self-administered lodging real estate investment trust (“REIT”), today reported consolidated results for the first quarter ended March 31, 2011.

KEY POINTS:

•	Net operating income (“NOI”) increased 161.5% or approximately $0.5 million over first quarter 2010 to approximately $0.9 million;

•	Total room revenue increased approximately $0.8 million or 6.7% over first quarter 2010 to approximately $12.9 million;

•	Adjusted operating income increased approximately $0.5 million or 14.2% over first quarter 2010 to approximately $3.9 million;

•	Funds from Operations (“FFO”) was $0.07 per share and unit or $0.9 million for first quarter 2011; and

•	Net loss before taxes remained constant at approximately $1.3 million for the first quarter 2011 compared to the first quarter 2010.

Andrew M. Sims, Chief Executive Officer of MHI Hospitality Corporation, commented, “In the first quarter of 2011, MHI experienced continued growth in top-line revenue, consistent with the Company’s projections for the fiscal year. MHI also recognized positive results in hotel-generated profits, highlighted by sustained margin growth.”

Operating Results

The Company reported consolidated total revenue of approximately $18.5 million for the quarter ended March 31, 2011, an increase of 5.8%, or approximately $1.0 million, over the quarter ended March 31, 2010. The Company reported NOI of approximately $0.9 million for the quarter ended March 31, 2011, an increase of 161.5%, or approximately $0.5 million, over the quarter ended March 31, 2010. The Company reported interest expense of approximately $2.6 million for the quarter ended March 31, 2011, an increase of 11.9%, or approximately $0.3 million, over the quarter ended March 31, 2010. During the first quarter 2011, the Company incurred increased interest expense of approximately $0.3 million related to the June 2010 amendment to the Company’s credit agreement. The unrealized gain in value on the Company’s interest-rate swap was approximately $50,000 for first quarter 2011 compared to an unrealized gain of approximately $385,000 for first quarter 2010. The lower unrealized gain equated to a $0.03 reduction in FFO per share and unit for first quarter 2011 over first quarter 2010. The Company reported a provision for income tax of approximately $50,000 for the quarter ended March 31, 2011 compared to an income tax benefit of approximately $0.2 million for the quarter ended March 31, 2010, due to increased profitability of its TRS Lessee. The variance in the deferred portion of the income tax provision between first quarter 2011 and the comparable 2010 period equated to a $0.02 reduction in FFO per share and unit for the first quarter 2011 over first quarter 2010. For first quarter 2011, FFO was approximately $0.9 million, or $0.07 per share and unit, compared to FFO of approximately $1.2 million, or $0.09 per share and unit, for first quarter 2010. For first quarter 2011, MHI also reported a consolidated net loss attributable to the Company of approximately $1.0 million, or $0.10 per share, compared to a consolidated net loss attributable to the Company of approximately $0.8 million, or $0.08 per share, for the quarter ended March 31, 2010.

Adjusted operating income and FFO are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. The Company defines adjusted operating income as net operating income excluding depreciation and amortization, corporate general and administrative expenses, lease revenue and related expenses as well as other fee income not related to the Company’s wholly-owned hotel properties. The Company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes adjusted operating income and FFO are key measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. Reconciliations of these non-GAAP financial measures are included in the accompanying financial tables.

Portfolio Operating Performance

The following table illustrates the key operating metrics for the quarters ended March 31, 2011 and 2010 for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

	Quarter Ended March 31, 2011	Quarter Ended March 31, 2010	Variance
Occupancy	63.1%	62.7%	0.7%
Average Daily Rate (“ADR”)	$107.72	$101.65	6.0%
Revenue per Available Room (“RevPAR”)	$67.95	$63.69	6.7%

For the quarter ended March 31, 2011, the Company’s consolidated properties realized a 6.7% increase in RevPAR versus the same period in 2010. The RevPAR increase was the result of a 0.7% increase in occupancy and a 6.0% increase in ADR.

Portfolio Update

As of March 31, 2011, total assets were approximately $212.2 million, including approximately $183.2 million of net investment in hotel properties plus approximately $9.8 million for the Company’s joint venture investment in the Crowne Plaza Hollywood Beach Resort.

On July 26, 2010, the Company executed a Doubletree Franchise License Agreement (the “License Agreement”) with Hilton Worldwide for its Raleigh, North Carolina, property in order to upbrand the hotel from its current Holiday Inn affiliation. In conjunction with the License Agreement, the Company is executing a Product Improvement Plan and expects to rebrand the hotel no later than November 30, 2011. The License Agreement will remain in effect for a period of 10 years from the conversion date.

Balance Sheet/Liquidity

At March 31, 2011, the Company had approximately $7.2 million of available cash and cash equivalents, of which approximately $2.2 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses. The Company had approximately $75.2 million outstanding on its line of credit, which had been deployed primarily to fund the acquisitions and renovations of the Sheraton Louisville Riverside Hotel and the Crowne Plaza Tampa Westshore, the Company’s equity contribution to its joint venture with the Carlyle Group for the purchase of the Crowne Plaza Hollywood Beach Resort, as well as the acquisition of the Crowne Plaza Hampton Marina.

On April 18, 2011, the Company announced that it had (i) sold 25,000 shares of the Company’s Series A Cumulative Redeemable Preferred Stock and a warrant to purchase 1,900,000 shares of the Company’s common stock for a purchase price of $25.0 million; (ii) entered into a bridge loan agreement pursuant to which the Company has the right to borrow up to $10,000,000; and (iii) prepaid a portion of the outstanding balance of its existing credit facility and entered into a sixth amendment of its credit agreement which extends the maturity date of the credit facility to May 2014 and modifies certain provisions of its credit agreement.

The mortgage on the Company’s Hampton, Virginia property matures in June 2011 but may be extended for one additional 12-month period subject to certain terms and conditions. The mortgage on the Company’s Jacksonville, Florida property matures in July 2011. The Company currently is considering a number of alternatives to address these maturities including refinancings of the existing indebtedness as well as amendments to agreements with existing lenders.

Dividend

The Company’s credit agreement, as amended, preferred stock instrument and bridge loan agreement permit the Company to pay a dividend on our common stock subject to certain requirements, including liquidity thresholds. At present, the Company meets and exceeds these requirements to pay a dividend on our common stock in an amount minimally necessary in order to maintain our status as a REIT. The credit agreement also provides that the Company may make additional dividend distributions so long as no event of default exists at the time, or after giving effect to such additional distributions, if the Company maintains both a minimum liquidity position of $7.5 million and satisfies a debt yield ratio of EBITDA to total liabilities of at least 10.0% before and after giving effect to such distribution, provided the aggregate amount of total distributions cannot exceed 90.0% of FFO (including distributions on preferred stock in the calculation of FFO) for the previous twelve months, all as defined in the credit agreement, as amended. Pursuant to the sixth amendment to the credit agreement, total liabilities and FFO are defined such that it eases the Company’s compliance with the credit agreement’s restrictions on additional distributions. The preferred stock instrument similarly requires a minimum liquidity position of $7.5 million as a condition to payment of a dividend on common stock. The bridge loan agreement further provides that the Company may make additional common dividend distributions if the Company has, and will have after giving effect to such distributions, at least $10.0 million in total cash or cash equivalents. Up to $5.0 million in undrawn commitments under the bridge loan agreement may be included in calculating the liquidity requirements under the credit agreement, the preferred stock instrument and the bridge loan agreement.

Outlook and Market Trends

Set forth below is guidance for 2011, which is predicated on continued strengthening of the economy and expected ongoing improvements in hotel lodging industry fundamentals. These projections are based on occupancy and rate estimates that are consistent with calendar year 2011 trend forecasts by Smith Travel Research for the market segments in which the Company operates. The FFO forecast reflects management’s expectation that recently renovated and opened properties, including the Hilton Savannah DeSoto and the Crowne Plaza Tampa Westshore, will continue to experience increased demand and improved operations and that there will be continued, albeit slowed, expansion in the lodging industry through 2011.

The table below reconciles projected 2011 net loss to projected FFO and provides projected key operating metrics and supplemental information:

	Low Range Y/E Dec 31, 2011	High Range Y/E Dec 31, 2011
Net loss	$(1,935,000)	$(977,500)
Noncontrolling interest	(677,500)	(342,500)
Depreciation and amortization	8,525,000	8,525,000
Equity in depreciation and amortization of joint venture	550,000	550,000

FFO	$6,462,500	$7,755,000

Weighted average shares and units	12,925,000	12,925,000

FFO per share and unit	$0.50	$0.60

Earnings Call/Webcast

The Company will conduct its first quarter 2011 conference call for investors and other interested parties at 10:00 a.m. Eastern Time (ET) on Tuesday, May 3, 2011. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-317-6789 (United States), 866-605-3852 (Canada) or +1 412-317-6789 (International). To participate on the webcast, log on to www.mhihospitality.com at least fifteen (15) minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 3, 2011 through December 31, 2011. To access the rebroadcast, dial 877-344-7529 and enter passcode number 450247. A replay of the call also will be available on the Internet at www.mhihospitality.com until December 31, 2011.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,110 rooms. All of the Company’s wholly-owned properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels

and Resorts brands. The Company has a 25.0% interest in the Crowne Plaza Hollywood Beach Resort. The Company also has a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the recent economic downturn, that affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the recent credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

(Financial Tables Follow)

MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2011 (unaudited)	December 31, 2010 (audited)
ASSETS
Investment in hotel properties, net	$183,230,645	$183,898,660
Investment in joint venture	9,753,826	9,464,389
Cash and cash equivalents	4,978,916	2,992,888
Restricted cash	2,250,206	2,205,721
Accounts receivable	2,619,523	1,868,380
Accounts receivable-affiliates	—	17,375
Prepaid expenses, inventory and other assets	2,726,727	2,335,783
Notes receivable, net	100,000	100,000
Shell Island lease purchase, net	990,809	1,080,882
Deferred income taxes	4,761,822	4,742,695
Deferred financing costs, net	787,326	872,415

TOTAL ASSETS	$212,199,800	$209,583,431

LIABILITIES
Line of credit	$75,197,858	$75,197,858
Mortgage loans	72,017,548	72,192,253
Loans payable	4,493,970	4,493,970
Accounts payable and accrued liabilities	10,081,800	6,335,145
Accounts payable-affiliates	3,546	—
Advance deposits	858,314	555,902

TOTAL LIABILITIES	$162,653,036	$158,775,128

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	$—	$—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,586,786 shares and 9,541,286 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	95,868	95,413
Additional paid in capital	55,757,451	55,682,976
Distributions in excess of retained earnings	(17,826,500)	(16,837,182)

Total MHI Hospitality Corporation stockholders’ equity	38,026,819	38,941,207
Noncontrolling interest	11,519,945	11,867,096

TOTAL EQUITY	49,546,764	50,808,303

TOTAL LIABILITIES AND EQUITY	$212,199,800	$209,583,431

MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter ended March 31, 2011	Quarter ended March 31, 2010
REVENUE
Rooms department	$12,904,433	$12,094,398
Food and beverage department	4,567,658	4,307,791
Other operating departments	1,063,481	1,113,401

Total revenue	18,535,572	17,515,590

EXPENSES
Hotel operating expenses
Rooms department	3,692,907	3,593,380
Food and beverage department	3,126,428	3,020,367
Other operating departments	120,993	172,932
Indirect	7,565,885	7,176,968

Total hotel operating expenses	14,506,213	13,963,647

Depreciation and amortization	2,123,477	2,131,484
Corporate general and administrative	957,093	1,057,604

Total operating expenses	17,586,783	17,152,735

NET OPERATING INCOME	948,789	362,855

Other income (expense)
Interest expense	(2,585,427)	(2,310,950)
Interest income	2,936	5,661
Equity income in joint venture	289,437	271,534
Unrealized gain on hedging activities	50,037	383,945
Gain on disposal of assets	6,200	—

Net loss before taxes	(1,288,028)	(1,286,955)
Income tax benefit (provision)	(48,441)	192,920

Net loss	(1,336,469)	(1,094,035)
Add: Net loss attributable to the noncontrolling interest	347,151	314,192

Net loss attributable to the Company	$(989,318)	$(779,843)

Net loss per share attributable to the Company
Basic	$(0.10)	$(0.08)
Diluted	$(0.10)	$(0.08)

Weighted average number of shares outstanding
Basic	9,560,564	9,175,652
Diluted	9,560,564	9,191,652

MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Quarter ended March 31, 2011	Quarter ended March 31, 2010

Net loss	$(1,336,469)	$(1,094,035)
Add depreciation and amortization	2,123,477	2,131,484
Add equity in depreciation and amortization of joint venture	136,628	136,311
Subtract gain on disposal of assets	(6,200)	—

FFO	$917,436	$1,173,760

Weighted average shares outstanding	9,560,564	9,175,652
Weighted average units outstanding	3,354,439	3,696,699

Weighted average shares and units	12,914,003	12,872,351

FFO per share and unit	$0.07	$0.09

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance. Management believes FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET OPERATING INCOME TO

ADJUSTED OPERATING INCOME

(unaudited)

	Quarter ended March 31, 2011	Quarter ended March 31, 2010

Net operating income	$948,789	$362,855
Add corporate general and administrative	957,093	1,057,604
Add depreciation and amortization	2,123,477	2,131,484
Subtract net lease rental income	(101,250)	(101,250)
Subtract other fee income	(72,089)	(73,955)

Adjusted operating income	$3,856,020	$3,376,738

We provide adjusted operating income as supplemental information for investors. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses, depreciation and amortization, net lease income as well as other fee income not related to our wholly-owned hotel properties, the adjusted operating income we present should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments or our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We also believe that providing adjusted operating income provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotels REITs and hotel owners.